Exhibit 77Q1 - Additional Items

Item 15
Foreign Sub-Custodian Network for Citibank, N.A.

Country	Subcustodian / ICSD Name	City	Postal Code
Argentina (1)	Citibank, N.A., Buenos Aires Branch	Buenos Aires	1036
Australia	Citigroup Pty. Limited	Melbourne	3000
Austria	Citibank, N.A., Milan Branch	Milan	20121
Bahrain	Citibank, N.A., Bahrain Branch	Manama
Bangladesh	Citibank, N.A., Bangladesh Branch	Dhaka	1212
Belgium	Citibank International Plc., London Branch	London	E14 5LB
Bermuda	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Bank Bermuda Limited	Hamilton	HM11
Bosnia (1)	UniCredit Bank d.d.	Sarajevo	71000
Botswana	Standard Chartered Bank of Botswana Limited	Gaborone
Brazil	Citibank, N.A., Sao Paolo Branch	Sao Paulo	SP01311-920
Bulgaria (1)	ING Bank Bulgaria N.V., Sofia Branch	Bulgaria	1408
Canada	Citibank Canada	Toronto	M5J 2M3
Chile	Banco de Chile	Santiago	755-0611
China	Citibank (China) Co., Ltd	Shanghai	200120
*Clearstream (ICSD) / Luxembourg	Clearstream Banking	Luxembourg	L- 1855
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Santa Fe de Bogota
Costa Rica	Banco BCT S.A.	San Jose	1000
Croatia	Privredna Banka Zagreb d.d.	Zagreb	10000
Cyprus	Citibank International Plc, Greece Branch	Athens	10557
Czech Republic	Citibank Europe plc, organizacni slozka	Praha	166 40
Denmark	Nordea Bank Danmark A/S	Taastrup	DK-2630
Egypt (3)	Citibank, N.A., Cairo Branch	Garden City, Cairo	11511
Estonia	Swedbank AS	Tallinn	15040
*Euroclear (ICSD)	Euroclear Bank s.a./n.v.	Brussels	B-1210
Finland	Nordea Bank Finland Plc.	Helsinki	FIN-00020
France	Citibank International Plc., London Branch	London	E14 5LB
Germany	Citigroup Global Markets Deutschland AG	Frankfurt	60323
Ghana (1)	Standard Chartered Bank of Ghana Limited	Accra
Greece (1)	Citibank International Plc., Greece Branch	Athens	10557
Hong Kong	Citibank, N.A., Hong Kong Branch	Hong Kong
Hungary	Citibank Europe plc Hungarian Branch Office	Budapest	H 1051
Iceland (1)	Not Aplicable. Citbank is a direct member of Clearstream banking, which is an ICSD	Reykjavik	L- 1855
India	Citibank, N.A., Mumbai Branch	Mumbai	400051
Indonesia	Citibank, N.A., Jakarta Branch	Jakarta	12910
Ireland	Citibank, N.A., London Branch	London	E14 5LB
Israel	Citibank, N.A., Israel Branch	Tel Aviv	64739,
Italy	Citibank, N.A., Milan Branch	Milan	20121
Jamaica (3)	Scotia Investments Jamaica Limited	Kingston	10
Japan	Citibank Japan Limited	Tokyo	100-6517
Jordan	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Amman
Kazakhstan (1)	JSC "Citibank Kazakhstan"	Almaty	50010
Kenya	Standard Chartered Bank Kenya Limited	Nairobi	00100
Korea	Citibank Korea Inc.	Seoul	100-180
Kuwait	Citibank, N.A., Kuwait Branch	Kuwait City
Latvia	Swedbank AS acting through its agent, Swedbank AS	Tallinn	15040
Lebanon (1)	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Ltd.	Beirut	1107 2080
Lithuania	Swedbank AS acting through its agent, Swedbank AB	Tallinn	15040
Malaysia	Citibank Berhad	Kuala Lumpur	50450
Malta	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Malta Plc	Valletta	VLT 05
Mauritius	HongKong & Shanghai Banking Corporation Limited	Port Louis
Mexico	Banco Nacional de Mexico, S.A.	Santa Fe D.F	01210
Morocco	Citibank Maghreb	Casablanca	20190
Namibia (1)	Standard Bank of South Africa Ltd acting through its agent, Standard Bank Namibia Limited	Windhoek
Netherlands	Citibank International Plc., London Branch	London	E14 5LB
New Zealand	Citibank, N.A., Auckland Branch	Auckland	1
Nigeria (1)	Citibank Nigeria Limited	Lagos
Norway	DNB Bank ASA	Oslo	0021
Oman	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Oman S.A.O.G.	Seeb	PC 111
Pakistan (1)	Citibank, N.A., Karachi Branch	Karachi	74200
Palestine (1)	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Ramallah
Panama	Citibank, N.A., Panama Branch	Panama City
Peru	Citibank del Peru S.A.	Lima	27
Philippines	Citibank, N.A., Manila Branch	Makati, Metro	1200
Poland	Bank Handlowy w Warszawie S.A.	Warsaw	55
Portugal	Citibank International Plc., Lisbon Branch	Lisboa	1269-056
Qatar	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Doha
Romania (1)	Citibank Europe plc, Dublin - Romania Branch	Bucharest	712042
Russia	ZAO Citibank	Moscow	125047
Saudi Arabia (3)	Hong Kong & Shanghai Banking Coporation Ltd acting through its agent, HSBC Saudi Arabia Ltd.	Riyadh	11413
Serbia (1)	UniCredit Bank Srbija a.d.	Belgrade	11000
Singapore	Citibank, N.A., Singapore Branch	Singapore	39190
Slovak Republic(1)	Citibank Europe plc, pobocka zahranicnej banky	Bratislava	825 01
Slovenia	UniCredit Banka Slovenija d.d.. Ljubljana.	Ljubljana	1000
South Africa	Citibank, N.A., South Africa Branch	Johannesburg	2000
Spain	Citibank International Plc., Madrid Branch	Madrid	28006,
Sri Lanka	Citibank, N.A., Colombo Branch	Colombo	7
Sweden	Citibank International Plc., Sweden Branch	Stockholm	SE-111 84
Switzerland	Citibank, N.A., London Branch	London	E14 5LB
Taiwan	Citibank Taiwan Limited	Taipei	110
Thailand	Citibank, N.A., Bangkok Branch	Bangkok	10110
Tunisia	Banque International Arabe de Tunisie	Bourguida	1000
Turkey	Citibank, A.S.	Istanbul	80280
UAE - Abu Dhabi	Citibank, N.A., UAE	Dubai
UAE - DFX	Citibank, N.A., UAE	Dubai
UAE - NASDAQ	Citibank, N.A., UAE	Dubai
Uganda (1)	Standard Chartered Bank of Uganda Limited	Kampala
Ukraine (1)	PJSC "Citibank"	Kyiv	3150
United Kingdom	Citibank, N.A., London Branch	London	E14 5LB
United States	Citibank, N.A., New York Offices	New York	10013
Uruguay	Banco Itau Uruguay S.A.	Montevideo	11000
Venezuela (1)	Citibank, N.A., Caracas Branch	Grande Caracas	1050 D.C.
Vietnam (1)	Citibank, N.A., Hanoi Branch	Ha Noi	10000
Zambia	Standard Chartered Bank of Zambia Plc.	Lusaka
Zimbabwe	Barclays Bank of Zimbabwe Limited	Harare

*Citibank, as global custodian, is a direct member of Euroclear Bank and Clearstream, which are ICSDs and not sub-custodians